EXHIBIT 99.1


                 SECURITIES AND EXCHANGE COMMISSION


                      Washington, D.C. 20549


                             __________

                              FORM T-1

    Statement of Eligibility and Qualification Under the
         Trust Indenture Act of 1939 of a Corporation
                 Designated to Act as Trustee


                  U.S. BANK NATIONAL ASSOCIATION
      (Exact name of Trustee as specified in its charter)

     United States                         41-0417860
(State of Incorporation)               (I.R.S. Employer
                                       Identification No.)

     U.S. Bank Trust Center
     180 East Fifth Street
     St. Paul, Minnesota                           55101
(Address of Principal Executive Offices)        (Zip Code)


                      Peter Kiewit Sons', Inc.
     (Exact name of registrant as specified in its charter)


        Delaware                           91-1842817
(State of Incorporation)                (I.R.S. Employer
                                        Identification No.)


Kiewit Plaza, Omaha, Nebraska                     68131
(Address of Principal Executive Offices)        (Zip Code)

    2000 Series Convertible Debentures Due October 31, 2010
                (Title of the Indenture Securities)




                           GENERAL

1.     General Information     Furnish the following
       information as to the Trustee.

     (a)     Name and address of each examining or
     supervising authority to which it is subject.
               Comptroller of the Currency
               Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.
               Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.
               None

     See Note following Item 16.

     Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification.

     1.     Copy of Articles of Association.*

     2.     Copy of Certificate of Authority to Commence
            Business.*

     3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).*

     4.     Copy of existing By-Laws.*

     5.     Copy of each Indenture referred to in Item 4.
            N/A.

     6.     The consents of the Trustee required by Section
            321(b) of the act.

     7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority incorporated by reference to File
            Number 333-56865.

*Incorporated by reference to File Number 333-30939.



                               NOTE

     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors or affiliates, are based upon information furnished to the Trustee by the obligors, While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.




                               SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. Bank National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Denver and State of Colorado on the 4th day of October, 2000.

                           U.S. BANK NATIONAL ASSOCIATION



                           /s/ Sherrie L. Pantle
                               Sherrie L. Pantle
                               Vice President



/s/ Linda E. Houston
    Linda E. Houston
    Trust Officer




                              EXHIBIT 6

                               CONSENT

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  October 4, 2000


                           U.S. BANK NATIONAL ASSOCIATION


                           /s/ Sherrie L. Pantle
                               Sherrie L. Pantle
                               Vice President